Exhibit 99.2

Pacific Mercantile Bancorp Announces Participation in Upcoming Investor Conferences
Costa Mesa, CA.-May 2, 2016 - Pacific Mercantile Bancorp (NASDAQ: PMBC), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, and PM Asset Resolution, Inc. ("PMAR"), a wholly owned non-bank subsidiary, today announced that Tom Vertin, President & Chief Executive Officer, and Curt Christianssen, Executive Vice President & Chief Financial Officer, will participate in the following investor conferences during the month of May:
Piper Jaffray Financial Institutions Conference
May 5-6, 2016
Orlando, Florida
D.A. Davidson 18th Annual Financial Institutions Conference
May 10-11, 2016
Denver, Colorado
A copy of the investor presentation to be used during the conferences will be filed on Form 8-K with the Securities and Exchange Commission and can be accessed on the SEC Filings page of the Company’s investor relations website.
About Pacific Mercantile Bancorp
Pacific Mercantile Bank opened for business March 1, 1999. The Bank, which is FDIC insured and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business owners and business professionals through its combination of traditional banking offices and comprehensive, sophisticated electronic banking services.
The Bank, headquartered in Orange County, operates a total of nine offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. In addition, the Bank offers comprehensive online banking services accessible at www.pmbank.com. Pacific Mercantile Bancorp (NASDAQ: PMBC) is the parent holding company of Pacific Mercantile Bank.
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Contact:
Curt Christianssen
Chief Financial Officer
714-438-2500